Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                  REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
                        CREDIT QUALITY REMAINS EXEMPLARY

GLADSTONE, N.J.--(BUSINESS WIRE)--February 2, 2004 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $2.9 million for the quarter ended December 31, 2003, as compared to $2.7 million in the quarter ended December 31, 2002, an increase of $125 thousand or 4.5 percent. Net income per diluted share increased 5.6 percent to $0.38 for the fourth quarter of 2003 as compared to $0.36 for the fourth quarter of 2002. Annualized return on average assets ("ROA") was 1.21 percent and annualized return on average equity ("ROE") was
13.74 percent for the fourth quarter of 2003.

     For the twelve months ended December 31, 2003, net income was $12.3 million, an increase of 3.1 percent over the $11.9 million reported for the year ended December 31, 2002. The per diluted share earnings were $1.62 for the year ended December 31, 2003, as compared to $1.59 for the year ended December 31, 2002, an increase of 1.9 percent. For the year ended December 31, 2003, the Corporation achieved a return on average assets ("ROA") of 1.34 percent and a return on average equity ("ROE") of 15.14 percent.

     Frank A. Kissel, Chairman and CEO, stated, "The continuing low interest rate environment has challenged the banking industry this year and our net interest income has reflected these historically low levels of interest rates. We remain optimistic that by keeping to our business plan and managing interest rate risk, our interest income will continue to increase in future periods. Loan demand has improved and prepayments on mortgage-related earning assets slowed this quarter, as did rate modifications on mortgage and commercial loans." Mr. Kissel continued, "Deposit growth was strong again this quarter, rising 8.3 percent over last year's levels. The market value of trust assets under management by PGB Trust and Investments grew to $1.4 billion, an increase of
14.2 percent over the levels at December 31, 2002. In 2004, we anticipate continued growth in our loan, deposit and trust businesses with the addition of branches in Oldwick and Morristown."

EARNINGS
Net Interest Income

     Net interest income in the fourth quarter of 2003 was $8.1 million, an increase of $298 thousand or 3.8 percent over the fourth quarter of last year and an increase of $784 thousand or 10.7 percent over the third quarter of 2003. The fourth quarter net interest margin was 3.49 percent as compared to 3.97 percent for the same quarter last year and 3.32 percent in the third quarter of 2003.

     On average, earning assets in the fourth quarter of 2003 increased 13.5 percent to $896.6 million from $790.1 million in the fourth quarter of 2002. The yield on interest earnings assets declined 99 basis points to 4.56 percent in the fourth quarter of 2003 from 5.55 percent in the fourth quarter of 2002.

     The growth in earnings assets during the fourth quarter of 2003 was primarily in the investment securities portfolio. Average investment securities rose $118.1 million or 33.5 percent, offset in part by lower average loans, which declined $2.3 million on average and lower average federal funds sold, which declined $7.1 million. The decline in average loan balances this quarter was primarily due to loan pay-offs, which resulted from the historically low interest rate environment.

     Total average deposits for the fourth quarter of 2003 grew $62.3 million or
8.3 percent to $808.6 million from $746.4 million for the fourth quarter of 2002. Total average borrowings increased from $5.8 million in the fourth quarter of 2002 to $48.4 million in the fourth quarter 2003 as the Corporation extended the maturities of borrowings and matched them with lower yielding fixed rate loans to attempt to reduce interest rate risk if interest rates begin to rise. The cost of funds fell to 1.07 percent in the fourth quarter of 2003 as compared to 1.58 percent in the fourth quarter of 2002.

     For the year ended December 31, 2003, net interest income was $31.2 million, a decline of $728 thousand or 2.3 percent from last year's results. The net interest margin for the year was 3.47 percent as compared to 4.35 percent for last year.

     The average securities portfolio of the Corporation grew $152.3 million or
51.5 percent to $448.0 million for the year ended December 31, 2003 as compared to last year. Average loan balances declined during the same time period by $17.4 million to $407.3 million. The decline was primarily due to the high levels of prepayments on residential mortgages and pay-offs of installment loans. Consumers took advantage of the low interest rate environment by refinancing their mortgage loans and reducing installment debt. Average total earning assets for the year reached $868.5 million as compared to $736.1 million in 2002, an increase of $132.4 million or 18.0 percent.

     For the year ended December 31, 2003, average deposits were $794.9 million as compared to $695.1 million for the year ended December 31, 2002, an increase of $99.8 million or 14.4 percent. Average borrowings grew $27.4 million to $35.2 million. During 2003, the cost of funds fell to 1.24 percent from 1.71 percent a year ago.

Other Income

     For the quarter ended December 31, 2003, total other income was $2.2 million as compared to $2.0 million for the quarter ended December 31, 2002, an increase of $206 thousand or 10.6 percent. Net gains on the sales of securities were $57 thousand in the fourth quarter of 2003 as compared to $34 thousand in the fourth quarter of 2002. PGB Trust and Investments generated trust fee income in the last quarter of 2003 of $1.3 million, an increase of $236 thousand or
21.4 percent, over the $1.1 million recorded for the quarter ended December 31, 2002.

     Total other income for the year ended December 31, 2003 was $10.3 million as compared to $8.0 million for the year ended December 31, 2002, an increase of $2.3 million or 29.1 percent. Net gains on the sales of securities increased from $52 thousand in 2002 to $1.3 million in 2003. Trust fee income increased $1.1 million or 23.1 percent to $5.8 million for the year ended December 31, 2003. Other income excluding gains on securities sales and trust income remained constant at $3.3 million.

Other Expense

     Other expenses totaled $6.0 million for the fourth quarter of 2003, an increase of $466 thousand or 8.5 percent over the $5.5 million reported for the same quarter of 2002. This increase is due to higher salaries and benefits and premises and equipment costs. Increased salaries and benefits expenses can be attributed to additions to the professional staff, salary adjustments to attract and retain highly qualified employees and higher health insurance and pension costs. Higher premises and equipment costs relate to costs associated with a new branch location and a new operations center.

     The efficiency ratio was 58.28 percent for the quarter ended December 31, 2003 as compared to 56.37 percent for the same period in 2002. The Corporation calculates the efficiency ratio by dividing total other expense by the total of net interest income and total other income excluding security gains and losses. The formula used is a common formula for banks, which allows for comparison to other banks. The formula may not be the same as that used by other companies.

     Other expense for the year ended December 31, 2003 was $22.8 million as compared to $21.4 million for the year ended December 31, 2002, an increase of $1.4 million or 6.7 percent. Salaries and benefits increased $1.3 million or
10.9 percent to $13.3 million due to additions to staff, increases due to salary adjustments and higher health insurance and pension costs. Premises and equipment costs were $4.8 million, an increase of $686 thousand or 16.5 percent, over last year's $4.2 million. Business expansion, including new and refurbished branches and a new operations center, and depreciation charges relating to investments in technology were the primary factors for the higher costs.

ASSET QUALITY

     Non-performing loans totaled $215 thousand or 0.05 percent of total loans at December 31, 2003 as compared to $383 thousand or 0.09 percent at December 31, 2002. The allowance for loan losses was $5.5 million or 1.28 percent of total loans at December 31, 2003 as compared to $4.8 million or 1.17 percent of total loans at December 31, 2002. Net recoveries were $41 thousand for the fourth quarter of 2003 as compared to net recoveries of $3 thousand during the fourth quarter of 2002.

CAPITAL

     Shareholders' equity totaled $85.1 million at December 31, 2003, an increase of $7.9 million or 10.2 percent over the $77.2 million reported at December 31, 2002. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at December 31, 2003 were 8.91 percent, 20.38 percent and 21.74 percent, respectively.

     Peapack-Gladstone Financial Corporation, headquartered in
Peapack-Gladstone, New Jersey, and listed on the American Stock Exchange under the symbol "PGC", is the holding company for the Peapack-Gladstone Bank.

Peapack-Gladstone Bank, a community bank, was established in 1921, and has 17 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, with $1.4 billion in assets at market value under management at December 31, 2003, operates at the Bank's main office located at 190 Main Street in Gladstone, New Jersey, and the Chatham Office located at 311 Main Street, Chatham, New Jersey. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
--------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, an unexpected decline or no increase in interest rates, continued unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.



                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)


                                                               At or For The Three Months Ended       At or For Twelve Months Ended
                                                                          December 31,                         December 31,
                                                                    2003               2002               2003              2002
                                                               --------------------------------       ------------------------------
Income Statement Data:
        Interest income                                          $   10,447         $   10,828         $   41,426        $   43,947
        Interest expense                                              2,314              2,993             10,262            12,055
        Net interest income                                           8,133              7,835             31,164            31,892
        Provision for loan losses                                       150                201                600               800
        Net interest income after
           provision for loan losses                                  7,983              7,634             30,564            31,092
        Other income                                                    764                817              3,266             3,258
        Securities Gains                                                 57                 34              1,284                52
        Trust Fees                                                    1,337              1,101              5,759             4,678
        Other expense                                                 5,964              5,498             22,786            21,355
        Income before income taxes                                    4,177              4,088             18,087            17,725
        Income tax expense                                            1,304              1,340              5,787             5,800
        Net income                                               $    2,873         $    2,748         $   12,300        $   11,925

Balance Sheet Data:
        Total assets                                                                                   $  968,126        $  859,808
        Federal funds sold                                                                                  5,461            20,400
        Short-term investments                                                                             30,949               549
        Securities held to maturity                                                                        97,701           168,066
        Securities available for sale                                                                     355,998           212,259
        Loans                                                                                             427,001           409,760
        Allowance for Loan Losses                                                                           5,467             4,798
        Deposits                                                                                          845,771           769,688
        Borrowings                                                                                         30,032             5,000
        Shareholders' equity                                                                               85,054            77,158

Trust Department Assets (book value, not included above)                                                1,089,447        $1,000,272

Average Balance Sheet Data:
        Total Assets                                             $  947,634         $  836,870         $  918,961        $  780,565
        Earning Assets                                              896,552            790,054            868,478           736,080
        Loans, net                                                  411,054            414,078            402,136           420,281
        Interest-Bearing Deposits                                   660,302            624,141            655,433           579,640
        Demand Deposits                                             148,324            122,222            139,476           115,487
        Borrowings                                                   48,356              5,842             35,248             7,814
        Shareholders' equity                                         83,636             75,693             81,226            69,894

Performance Ratios:
        Return on average assets                                       1.21%              1.31%              1.34%             1.53%
        Return on average equity                                      13.74              14.52              15.14             17.06

Efficiency Ratio                                                      58.28%             56.37%             56.70%            53.62%

Net Interest Margin
        (Taxable Equivalent Basis)                                     3.49%              3.97%              3.47%             4.35%





                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)


                                                               At or For The Three Months Ended       At or For Twelve Months Ended
                                                                          December 31,                         December 31,
                                                                    2003               2002               2003               2002
                                                               --------------------------------       ------------------------------





Asset Quality:
        Loans past due over 90 days and still accruing           $       56         $      203
        Non-accrual loans                                               159                180
        Net recoveries/(charge-offs)                                     41                  3                 69               (25)
        Allowance for loan losses
           to total loans                                                                                  1.28 %              1.17%

Per Share Data: (1)
        Earnings per share (Basic)                               $     0.39         $     0.37         $     1.67        $     1.62
        Earnings per share (Diluted)                                   0.38               0.36               1.62              1.59
        Book Value per share                                                                                11.47             10.47



Capital Adequacy:
        Tier I Leverage                                                                                      8.91%             9.19%
        Tier I Capital to Risk-Weighted Assets                                                              20.38             19.51
        Tier I & Tier II Capital to Risk-Weighted Assets                                                    21.74             20.81

(1)     Restated for the 2 for 1 stock split declared September 12, 2002 and the 10% stock dividend declared September 11, 2003
